Exhibit 99.1
Velo3D Reports Third Quarter 2023 Financial Results
Strategic Realignment Positions the Company for Profitability Goal in FY 2024

•Q323 revenue of $24 million – 26% year over year increase
•Significant free cash flow progress – 30% sequential improvement
•Completed >20% reduction in force – >15% quarterly opex savings expected
•Strong liquidity position – ended Q323 with $72M in cash
•Updated 2023 revenue guidance of $91 to $103M – result of delays in booking certain orders / impact of realignment initiatives

CAMPBELL, Calif., Nov. 6, 2023 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its fiscal third quarter ended September 30, 2023.

“Our third quarter results reflect solid execution as we posted year over year revenue growth of 26%, significantly improved our free cash flow1 on a sequential basis and prudently managed our operational expenses,” said Benny Buller, CEO of Velo3D. “However, while we are proud of our significant success over the last two years resulting from the increasing acceptance of our Sapphire technology, we now believe our industry leading growth has come at the expense of cash flow, profitability and our commitment to the highest level of customer service. As a result, in October 2023, we made the strategic decision to realign our operations to pivot from emphasizing top line growth to optimizing free cash flow, maximizing customer success, reducing expenditures, and improving our operational efficiency. We firmly believe that this strategy will ensure the company will have the liquidity it needs to achieve its profitability goal in 2024.

“Specifically, we expect this realignment to lower our overall cost structure by approximately 40%, by the first quarter of 2024, including reductions in operating and facilities expenses.
1 Free cash flow refers to cash flow from operations excluding financing activities

Additionally, we have also implemented new go-to-market and service strategies to rebuild our bookings and backlog pipeline which came in below our plan for the third quarter. With the early success of these programs, we expect to resume bookings growth in the fourth quarter for fiscal year 2024 deliveries. However, given the delays in certain fourth quarter orders, as well as the impact of our realignment, we now see our fiscal year 2023 revenue to be in the range of $91 million to $103 million.

“We remain excited about the significant future opportunity for the additive manufacturing industry as companies continue to choose Velo3D to produce their mission critical, high value metal parts. With our realignment focused on free cash flow and our expected bookings growth, we believe we are well positioned to execute on a profitable growth strategy in 2024.”

($ in Millions, except percentages and per-share data)	3rd Quarter 2023	2nd Quarter 2023	3rd Quarter 2022
GAAP revenue	$24.1	$25.1	$19.1
GAAP gross margin	7.2%	11.9%	(0.6%)
GAAP net loss[1]	($17.1)	($23.2)	($75.2)
GAAP net loss per diluted share	($0.09)	($0.12)	($0.41)

Non-GAAP net loss[2]	($18.9)	($19.3)	($22.5)
Non-GAAP net loss per diluted share[2]	($0.10)	($0.10)	($0.12)
Cash and Investments	$72	$47	$113

Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release.
1.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”.
2.Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, fair value adjustments for the Company’s warrants, contingent earnout and debt derivative liabilities, and loss on extinguishment of debt in the three months ended September 30, 2023, June 30, 2023 and September 30, 2022.

Summary of Third Quarter 2023 results
Revenue for the third quarter was $24.1 million, an increase of 26% year over year. Compared to the third quarter of 2022, Year of Sale revenue2 improvement was driven by a higher average selling price due to higher transaction pricing and a more favorable Sapphire XC system product mix. On a sequential basis, Year of Sale revenue declined primarily due to delayed shipments as well as lower transaction pricing resulting from a shift in product mix. Support service and recurring payment revenue of $2.4 million was in line with the third quarter of 2022.

Gross margin for the third quarter was 7.2%, down sequentially, primarily driven by reduced system volume, increased inventory costs as well as a lower average selling price resulting from a sequential shift in product mix. The company expects gross margin to rise in the fourth quarter, though the level of increase is dependent on the expansion of its average selling price, execution on its material reduction initiatives and improvements in its manufacturing efficiency.

Operating expenses for the third quarter were $26.7 million compared to $28.7 million in the second quarter of 2023. The decrease in operating expenses was driven primarily by a $2.6 million reduction in research and development related to the rationalization of new product development programs. Sales and marketing and administrative costs were in line with company expectations. Non-GAAP operating expenses, which excludes stock-based compensation expense of $6.7 million, was $20.0 million, down approximately 10% sequentially. The company expects non-GAAP quarterly operating expenses to decline by approximately 40% in the first quarter of 2024 compared to the third quarter of 2023 as a result of the company’s realignment programs.

Net loss for the quarter was $17.1 million and reflected a gain of $8.7 million on the fair value of warrants, contingent earnout and debt derivative liabilities. Non-GAAP net loss, which excludes, among other items, the gain on fair value of warrants, contingent earnout and debt derivative liabilities as well as stock-based compensation expense, was $18.9 million in the three months ended September 30, 2023. Adjusted EBITDA for the quarter, excluding the same metrics, was a loss of $16.3 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.
2 Year of sale revenue refers to revenue from all units shipped within the calendar year.

The company ended the quarter with a solid balance sheet with $72 million in cash and investments. Free cash flow for the quarter was ahead of the company's forecasts and the company expects sequential improvement in cash flow through the first half of 2024.

Guidance
The company expects its fourth quarter to be a transition period as it focuses on the execution of its realignment strategy. As a result of the impact of our realignment and delays in certain fourth quarter bookings, the company now expects 2023 revenue to be in the range of $91-$103 million compared to its previous guidance of $105 - $115 million. The company believes its realignment strategy will extend its ability to achieve its profitability goals in 2024, including achieving free cash flow breakeven in the second quarter of 2024.

For the fourth quarter of 2023, the company expects the following:
•Revenue in the range of $15 million to $27 million
•Gross margin in the range of 5% to 17%, excluding non-recurring charges related to its cost reduction initiatives

For the fiscal year 2023, the company’s updated guidance is as follows:
•Revenue in the range of $91 million to $103 million
•Gross margin in the range of 9% to 12%, excluding non-recurring charges related to its cost reduction initiatives

The company will host a conference call for investors this afternoon to discuss its third quarter 2023 at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.
###

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
press@velo3d.com

Amounts herein pertaining to September 30, 2023 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three months ended September 30, 2023 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s guidance for the fourth quarter and full year 2023 (including the company’s estimates for revenue, and gross margin), the company's expectations regarding its ability to reach free cash flow break even by the second quarter of 2024, the company’s expectations regarding its ability to achieve profitability by 2024, the company's strategic realignment and initiatives (including the company's plans and targets for non-GAAP operating expense reduction and bookings growth), the company’s expectations regarding its liquidity and capital requirements, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “FY 2022 10-K”), which was filed by the company with the SEC on March 20, 2023 and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) changes in the applicable laws or regulations; (3) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; and (5) other risks and uncertainties indicated from time to time described in the FY 2022 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA”, “Adjusted EBITDA excluding merger costs and loss on convertible note extinguishment” and “Non-GAAP Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, and Non-GAAP Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Non-GAAP Operating Expenses during the three months ended September 30, 2023, June 30, 2023, September 30, 2022 and June 30, 2022 and the nine months ended September 30, 2023 and September 30, 2022:

Velo3D, Inc.
NON-GAAP Net Loss Reconciliation
(Unaudited)

	Three months ended				Nine months ended				Three months ended
	September 30,		September 30,		September 30,		September 30,		June 30,		June 30,
	2023		2022		2023		2022		2023		2022
	(In thousands, except share and per share data)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$24,058	100%	$19,115	100%	$76,006	100%	$50,977	100%	$25,134	100%	$19,644	100%
Gross profit (loss)	1,738	7.2%	(121)	(0.6)%	7,643	10.1%	1,126	2.2%	2,980	11.9%	1,232	6.3%
Net income (loss)	$(17,146)	(71.3)%	$(75,195)	(393.4)%	$(76,545)	(100.7)%	$(12,587)	(24.7)%	$(23,201)	(92.3)%	$127,950	651.3%
Stock-based compensation	6,707	27.9%	5,157	27.0%	19,478	25.6%	15,090	29.6%	6,535	26.0%	4,976	25.3%
(Gain) loss on fair value of warrants	(1,587)	(6.6)%	6,612	34.6%	138	0.2%	(11,039)	(21.7)%	(828)	(3.3)%	(23,665)	(120.5)%
(Gain) loss on fair value of contingent earnout liabilities	(10,810)	(44.9)%	40,885	213.9%	(3,000)	(3.9)%	(58,110)	(114.0)%	(1,843)	(7.3)%	(130,227)	(662.9)%
Loss on fair value of debt derivative	3,648	15.2%	—	—%	3,648	4.8%	—	—%	—	—%	—	—%
Loss on extinguishment of debt	253	1.1%	—	—%	253	0.3%	—	—%	—	—%	—	—%
Non-GAAP Net loss	$(18,935)	(78.7)%	$(22,541)	(117.9)%	$(56,028)	(73.7)%	$(66,646)	(130.7)%	$(19,337)	(76.9)%	$(20,966)	(106.7)%

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended				Nine months ended				Three months ended
	September 30,		September 30,		September 30,		September 30,		June 30,		June 30,
	2023		2022		2023		2022		2023		2022
	(In thousands)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$24,058	100%	$19,115	100%	$76,006	100%	$50,977	100%	$25,134	100%	$19,644	100%
Net income (loss)	$(17,146)	(71.3)%	$(75,195)	(393.4)%	$(76,545)	(100.7)%	$(12,587)	(24.7)%	$(23,201)	(92.3)%	$127,950	651.3%
Interest expense	1,107	4.6%	129	0.7%	1,671	2.2%	362	0.7%	344	1.4%	92	0.5%
Tax expense	—	—%	—	—%	—	—%	—	—%	—	—%	—	—%
Depreciation and amortization	1,490	6.2%	1,220	6.4%	4,516	5.9%	3,328	6.5%	1,466	5.8%	1,087	5.5%
EBITDA	(14,549)	(60.5)%	(73,846)	(386.3)%	(70,358)	(92.6)%	(8,897)	(17.5)%	(21,391)	(85.1)%	129,129	657.3%
Stock-based compensation	6,707	27.9%	5,157	27.0%	19,478	25.6%	15,090	29.6%	6,535	26.0%	4,976	25.3%
(Gain) loss on fair value of warrants	(1,587)	(6.6)%	6,612	34.6%	138	0.2%	(11,039)	(21.7)%	(828)	(3.3)%	(23,665)	(120.5)%
(Gain) loss on fair value of contingent earnout liabilities	(10,810)	(44.9)%	40,885	213.9%	(3,000)	(3.9)%	(58,110)	(114.0)%	(1,843)	(7.3)%	(130,227)	(662.9)%
Loss on fair value of debt derivative	3,648	15.2%	—	—%	3,648	4.8%	—	—%	—	—%	—	—%
Loss on extinguishment of debt	253	1.1%	—	—%	253	0.3%	—	—%	—	—%	—	—%
Adjusted EBITDA	$(16,338)	(67.9)%	$(21,192)	(110.9)%	$(49,841)	(65.6)%	$(62,956)	(123.5)%	$(17,527)	(69.7)%	$(19,787)	(100.7)%

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended				Nine months ended				Three months ended
	September 30,		September 30,		September 30,		September 30,		June 30,		June 30,
	2023		2022		2023		2022		2023		2022
	(In thousands)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$24,058	100%	$19,115	100%	$76,006	100%	$50,977	100%	$25,134	100%	$19,644	100%
Operating expenses
Research and development	9,819	40.8%	12,558	65.7%	32,820	43.2%	38,438	75.4%	12,454	49.6%	12,965	66.0%
Selling and marketing	5,772	24.0%	5,632	29.5%	18,054	23.8%	17,864	35.0%	6,108	24.3%	6,249	31.8%
General and administrative	11,118	46.2%	9,642	50.4%	31,569	41.5%	27,191	53.3%	10,124	40.3%	8,259	42.0%
Total operating expenses	26,709	111.0%	27,832	145.6%	82,443	108.5%	83,493	163.8%	28,686	114.1%	27,473	139.9%
Stock-based compensation	6,707	27.9%	5,157	27.0%	19,478	25.6%	15,090	29.6%	6,535	26.0%	4,976	25.3%
Adjusted operating expenses	$20,002	83.1%	$22,675	118.6%	$62,965	82.8%	$68,403	134.2%	$22,151	88.1%	$22,497	114.5%

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenue
3D Printer	$21,678	$23,190	$16,537	$69,443	$44,336
Recurring payment	531	35	1,183	1,141	3,042
Support services	1,849	1,909	1,395	5,422	3,599
Total Revenue	24,058	25,134	19,115	76,006	50,977
Cost of revenue
3D Printer	20,273	19,728	16,574	61,975	42,686
Recurring payment	111	335	656	893	2,059
Support services	1,936	2,091	2,006	5,495	5,106
Total cost of revenue	22,320	22,154	19,236	68,363	49,851
Gross profit	1,738	2,980	(121)	7,643	1,126
Operating expenses
Research and development	9,819	12,454	12,558	32,820	38,438
Selling and marketing	5,772	6,108	5,632	18,054	17,864
General and administrative	11,118	10,124	9,642	31,569	27,191
Total operating expenses	26,709	28,686	27,832	82,443	83,493
Loss from operations	(24,971)	(25,706)	(27,953)	(74,800)	(82,367)
Interest expense	(1,107)	(344)	(129)	(1,671)	(362)
Gain (loss) on fair value of warrants	1,587	828	(6,612)	(138)	11,039
Gain (loss) on fair value of contingent earnout liabilities	10,810	1,843	(40,885)	3,000	58,110
Loss on fair value of debt derivative	(3,648)	—	—	(3,648)	—
Loss on extinguishment of debt	(253)	—	—	(253)	—
Other income, net	436	178	384	965	993
Loss before provision for income taxes	(17,146)	(23,201)	(75,195)	(76,545)	(12,587)
Provision for income taxes	—	—	—	—	—
Net loss	$(17,146)	$(23,201)	$(75,195)	$(76,545)	$(12,587)

Net loss per share:
Basic	$(0.09)	$(0.12)	$(0.41)	$(0.39)	$(0.07)
Diluted	$(0.09)	$(0.12)	$(0.41)	$(0.39)	$(0.07)
Shares used in computing net loss per share:
Basic	197,833,109	193,917,908	185,560,177	193,816,804	184,454,371
Diluted	197,833,109	193,917,908	185,560,177	193,816,804	184,454,371

Net loss	$(17,146)	$(23,201)	$(75,195)	$(76,545)	$(12,587)
Net unrealized holding gain (loss) on available-for-sale investments	149	148	(178)	585	(1,121)
Other comprehensive loss	$(16,997)	$(23,053)	$(75,373)	$(75,960)	$(13,708)

Velo3D, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$58,131	$31,983
Short-term investments	13,468	48,214
Accounts receivable, net	12,597	9,185
Inventories	81,159	71,202
Contract assets	15,901	6,805
Prepaid expenses and other current assets	2,515	5,533
Total current assets	183,771	172,922
Property and equipment, net	17,430	19,812
Equipment on lease, net	7,020	9,070
Other assets	21,782	23,310
Total assets	$230,003	$225,114
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,135	$12,207
Accrued expenses and other current liabilities	11,215	15,877
Debt – current portion	30,188	2,775
Contract liabilities	4,597	15,194
Total current liabilities	59,135	46,053
Long-term debt – less current portion	8,396	5,422
Debt derivative	31,166	—
Contingent earnout liabilities	14,414	17,414
Warrant liabilities	2,883	2,745
Other noncurrent liabilities	10,805	12,634
Total liabilities	126,799	84,268
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at September 30, 2023 and December 31, 2022, 200,314,984 and 187,561,368 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	399,847	361,528
Accumulated other comprehensive loss	(252)	(837)
Accumulated deficit	(296,393)	(219,847)
Total stockholders’ equity	103,204	140,846
Total liabilities and stockholders’ equity	$230,003	$225,114

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,	September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(76,545)	$(12,587)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,516	3,328
Stock-based compensation	19,478	15,090
(Gain) loss on fair value of warrants	138	(11,039)
Gain on fair value of contingent earnout liabilities	(3,000)	(58,110)
Loss on fair value of debt derivative	3,648	—
Loss on debt extinguishment	253	—
Changes in assets and liabilities
Accounts receivable	(3,412)	(8,144)
Inventories	(3,873)	(41,807)
Contract assets	(9,096)	(2,096)
Prepaid expenses and other current assets	3,503	7,342
Other assets	1,503	1,970
Accounts payable	(1,422)	1,177
Accrued expenses and other liabilities	(4,382)	10,148
Contract liabilities	(10,597)	3,789
Other noncurrent liabilities	(1,829)	(1,215)
Net cash used in operating activities	(81,117)	(92,154)
Cash flows from investing activities
Purchase of property and equipment	(1,072)	(12,228)
Production of equipment for lease to customers	(2,965)	(4,174)
Purchases of available-for-sale investments	—	(87,655)
Proceeds from maturities of available-for-sale investments	35,092	29,550
Net cash provided by (used in) investing activities	31,055	(74,507)
Cash flows from financing activities
Proceeds from loan refinance, net of issuance costs	—	6,664
Repayment of loans in connection with loan refinance	—	(8,089)
Proceeds from convertible note, net of issuance cost	65,736	—
Proceeds from ATM offering, net of issuance costs	18,431	—
Proceeds from revolver facility	14,000	—
Proceeds from equipment loans	1,600	—
Repayment of revolver facility	(17,000)	—
Repayment of equipment loans	(6,956)	(355)
Issuance of common stock upon exercise of stock options	410	1,243
Net cash provided by (used in) provided by financing activities	76,221	(537)
Effect of exchange rate changes on cash and cash equivalents	(11)	(57)
Net change in cash and cash equivalents	26,148	(167,255)
Cash and cash equivalents and restricted cash at beginning of period	32,783	208,402
Cash and cash equivalents and restricted cash at end of period	$58,931	$41,147

Supplemental disclosure of cash flow information
Cash paid for interest	$1,123	$253
Supplemental disclosure of non-cash information
Unpaid liabilities related to property and equipment	27	—
Equipment for lease to customers returned to inventory	4,198	2,619
Issuance of common stock warrants in connection with refinancing	—	170

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	Nine Months Ended
	September 30,	September 30,
	2023	2022

Cash and cash equivalents	$58,131	$40,347
Restricted cash (Other assets)	800	800
Total cash and cash equivalents, and restricted cash	$58,931	$41,147